CALCULATION OF REGISTRATION FEE

Title of Each Class of	Proposed Maximum	Amount of
Securities Offered	Aggregate Offering Price	Registration Fee(1)(2)
2.600% Fixed Rate Notes due July 2016	$3,214,000.00	$373.15

(1) Calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended.

(2) Paid herewith.

Filed under Rule 424(b)(2), Registration Statement No. 333-172579

Pricing Supplement No. 4 - Dated Tuesday, July 5, 2011 (To: Prospectus Dated March 2, 2011)

CUSIP	Principal		Gross	Net	Coupon	Coupon	Coupon	Day Count	Maturity	1st Coupon	1st Coupon	Survivor’s	FDIC	Product

Number	Amount	Selling Price	Concession	Proceeds	Type	Rate	Frequency	Basis	Date	Date	Amount	Option	Guaranteed	Ranking

96121BAD9	$3,214,000.00	100.000%	1.250%	$3,173,825.00	Fixed	2.600%	Monthly	30/360	07/15/2016	08/15/2011	$2.67	Yes	No	Senior Unsecured Notes

Redemption Information: Non-Callable

			Trade Date: Tuesday, July 5, 2011 @ 12:00 PM ET										Westpac Banking Corporation

			Settle Date: Friday, July 8, 2011										Prospectus dated March 2, 2011

Westpac Banking Corporation			Minimum Denomination/Increments:$1,000.00/$1,000.00

Initial trades settle flat and clear SDFS: DTC Book Entry only

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